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                                                                      EXHIBIT 12

                      COLUMBIA/HCA HEALTHCARE CORPORATION
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                  (UNAUDITED)
                             (DOLLARS IN MILLIONS)

                                                                 YEARS ENDED DECEMBER 31,
                                                        ------------------------------------------
                                                         1999     1998     1997     1996     1995
                                                        ------   ------   ------   ------   ------
EARNINGS:
  Income from continuing operations before minority
     interests and income taxes.......................  $1,284   $1,151   $  538   $2,583   $1,827
  Fixed charges, exclusive of capitalized interest....     581      695      629      616      583
                                                        ------   ------   ------   ------   ------
                                                        $1,865   $1,846   $1,167   $3,199   $2,410
                                                        ======   ======   ======   ======   ======
FIXED CHARGES:
  Interest charged to expense.........................  $  471   $  561   $  493   $  488   $  458
  Interest portion of rental expense and amortization
     of deferred loan costs...........................     110      134      136      128      125
                                                        ------   ------   ------   ------   ------
  Fixed charges, exclusive of capitalized interest....     581      695      629      616      583
  Capitalized interest................................      19       21       15       25       28
                                                        ------   ------   ------   ------   ------
                                                        $  600   $  716   $  644   $  641   $  611
                                                        ======   ======   ======   ======   ======
  Ratio of earnings to fixed charges..................    3.11     2.58     1.81     4.99     3.94
                                                        ======   ======   ======   ======   ======